UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2008

NANOGEN, INC.

(Exact name of registrant specified in its charter)

Delaware	000-23541	33-0489621
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10398 Pacific Center Court, San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone, including area code: (858) 410-4600

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 28, 2008, Epoch Biosciences, Inc. (“Epoch”), a wholly-owned subsidiary of Nanogen, Inc. (“Nanogen” or “Company”), entered into a royalty interest assignment agreement (the “Assignment Agreement”) with Drug Royalty LP2, a Delaware limited partnership (“DRLP2”), pursuant to which Epoch sold certain of its rights to receive royalty payments and related reports under the Second Amended and Restated Collaboration, License and Supply agreement, dated as of July 26, 2002 (as amended, the “License Agreement”), with Applera Corporation (“ABI”), for an aggregate payment of $10,000,000 (the “Royalty Sale”)

Under the terms of the Assignment Agreement, DRLP2 is entitled to receive all royalties generated under the License Agreement from and after January 1, 2012. Epoch has also designated DRLP2 as its agent to inspect records of ABI relating to the royalty payments under the License Agreement.

In connection with the Royalty Sale, Epoch and DRLP2 also entered into a security agreement dated as of March 28, 2008 (the “Security Agreement”), pursuant to which Epoch granted DRLP2 a first priority security interest in the License Agreement and all of Epoch’s patents and know-how that were licensed to ABI under the License Agreement. Epoch will retain ownership of such patents and know-how so long as no event of default occurs and continues under the Security Agreement.

Also on March 28, 2008, the Company, Epoch and Drug Royalty LP1 (the successor of Drug Royalty Trust 9) entered into a Supplemental Royalty Interest Assignment Agreement (the “Supplemental Assignment Agreement”), pursuant to which Drug Royalty LP1 and its affiliate agreed to release the Company from its obligations to guarantee certain minimum royalty payments under the Royalty Interest Assignment Agreement dated September 26, 2006 (the “First Assignment Agreement”) between the Company, Epoch and Drug Royalty Trust 9, and in exchange the Company agrees to forego the royalty sharing arrangement under the First Assignment Agreement and sell to Drug Royalty LP1 all royalty streams above the threshold specified in the First Assignment Agreement. For a detail description of the First Assignment Agreement, please see the Company’s Form 8-K filed on October 4, 2006.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The disclosures set forth in Item 1.01 are incorporated in this Item 2.01 by reference.

Item 7.01.	Regulation FD Disclosure

On March 31, 2008, Nanogen issued a press release announcing the signing of the Assignment Agreement and the consummation of the Royalty Sale as described in Item 1.01. A copy of the press release is furnished as Exhibit 99.1 in this report.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following document is filed as exhibit to this report:

99.1	Press Release dated March 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOGEN, INC.

Date:	March 31, 2008	By:	/s/ Nicholas Venuto
		Name:	Nicholas Venuto
		Title:	Chief Financial Officer